Exhibit 10.10

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 18, 2009 (this “Sixth Amendment”), among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (f/k/a CSA Acquisition Corp.) (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower”), COOPER-STANDARD AUTOMOTIVE INTERNATIONAL HOLDINGS B.V. (f/k/a STEFFENS BEHEER BV), a company incorporated under the laws of The Netherlands (the “Dutch Borrower” and together with the U.S. Borrower and the Canadian Borrower, the “Borrowers” and each a “Borrower”), various LENDERS party to the Credit Agreement referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meaning provided to such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower (collectively, the “Credit Agreement Parties”), various Lenders, the Administrative Agent and certain other Agents have entered into a Credit Agreement, dated as of December 23, 2004 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, Holdings, the U.S. Borrower, U.S. Finco and each U.S. Subsidiary of the U.S. Borrower (collectively, the “U.S. Debtors”) have filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) initiating their respective cases under Chapter 11 of the Bankruptcy Code (the cases of Holdings, the U.S. Borrower and the U.S. Subsidiaries of the U.S. Borrower, each a “U.S. Case” and collectively, the “U.S. Cases”) and shall continue in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Canadian Borrower has commenced proceedings (the “Canadian Case”; together with the U.S. Cases, the “Cases”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”);

WHEREAS, neither the Dutch Borrower nor any Foreign Subsidiary of the U.S. Borrower (other than the Canadian Debtor) is or shall be debtors-in-possession in the Cases;

WHEREAS, in connection with the Cases, Holdings, the U.S. Borrower, the Canadian Borrower, various Lenders, DBTCA, as administrative agent and certain other agents have entered into a Debtor-in-Possession Credit Agreement, dated as of August 5, 2009 (as amended, modified and/or supplemented from time to time, the “DIP Credit Agreement”),

WHEREAS, the Credit Agreement Parties have requested that the Lenders agree to amend the Credit Agreement and the other Credit Documents and provide the consents and make the other agreements, all as provided herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Credit Agreement Parties, and the Lenders hereby agree as follows:

ARTICLE 1

Amendments

Section 2.01. Section 13.06(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) Each of the Lenders agrees that, except as provided in this Agreement, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal (or Face Amount, as applicable) of, or interest on, the Loans, Unpaid Drawings, RL Commitment Commission or other Fees, in each case of a particular Tranche, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations of such Tranche then owed and due to such Lender bears to the total of such Obligations of such Tranche then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall be assigned for cash without recourse or warranty from the other Lenders an interest in the Obligations of such Tranche of the respective Credit Party to such Lenders in such amount as shall result in a proportional holding by all the Lenders of such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.”

Section 2.02. Each Lender, by execution hereof, acknowledges and agrees that the filing of the U.S. Cases constituted a Sharing Event and that the purchases and sales of participations on the date of the occurrence of such Sharing Event as contemplated by Section 2.14 of the Credit Agreement have automatically occurred. Each Lender, by execution hereof, further acknowledges and agrees as follows:

(a) participations made under Section 2.14(c)(i) and (ii) of the Credit Agreement shall upon the effectiveness of this Sixth Amendment automatically be terminated with effect retroactive to the date of such Sharing Event;

(b) the only Letters of Credit outstanding are Dollar Facility Letters of Credit and therefore only Dollar Facility RL Lenders (and not Multicurrency Facility RL Lenders or Dual Borrower Dual Currency Facility RL Lenders) shall be required to fund amounts into Special Reserve Accounts pursuant to Section 2.14(d) of the Credit Agreement, which fundings shall be required to be made upon the effectiveness of this Sixth Amendment, and the amount so funded by each Dollar Facility RL Lender shall be its Dollar Facility RL Percentage of the undrawn face amount of each Letter of Credit outstanding and undrawn on the date of the occurrence of such Sharing Event and interest shall be required to be paid pursuant to Section 2.14(d) of the Credit Agreement on amounts funded into Special Reserve Accounts only if, on or after the date of the Sharing Event, an amount is drawn under an outstanding Letter of Credit and then only for the period from the date of such drawing to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to the daily average Federal Funds Rate (determined on the basis of the actual number of days and a 360-day year);

(c) participations purchased and sold under Section 2.14(e) shall upon the effectiveness of this Sixth Amendment be reallocated among the Lenders as though the term “CAM Sharing Percentage” were defined as follows:

“CAM Exchange Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (but before giving effect to any actions to occur on such date pursuant to Section 2.14, except with respect to (x) the payment by any Lender to the Administrative Agent of the amount required to be paid by it pursuant to the first sentence of Section 2.14(d) (which amount shall be transferred by the Administrative Agent into a Special Reserve Account) or (y) the failure by any Lender to make such payment) of which:

(a) the numerator shall be the sum of:

(i) the aggregate outstanding principal amount (or, Face Amount, as applicable) of all Revolving Loans of such Lender (taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars or Euros on the date of the occurrence of the Sharing Event),

(ii)(A) the RL Percentage of such Lender of (x) the aggregate outstanding principal amount of all Swingline Loans and (y) the aggregate amount of Letter of Credit Outstandings, minus (B) if such Lender has failed to pay to the Administrative Agent the amount required to be paid by it pursuant to the first sentence of Section 2.14(d) (which amount shall be transferred by the Administrative Agent into a Special Reserve Account), the amount that such Lender was required to pay to the Administrative Agent pursuant to the first sentence of Section 2.14(d) that was not so paid to the Administrative Agent, and

(iii) the aggregate principal amount (or, Face Amount, as applicable) of all outstanding Term Loans of such Lender (taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars or Euros on the date of the occurrence of the Sharing Event), and

(b) the denominator of which shall be the sum of:

(i) the aggregate outstanding principal (or, Face Amount, as applicable) of all Revolving Loans (taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars or Euros on the date of the occurrence of the Sharing Event),

(ii)(A) the sum of (x) the aggregate outstanding principal amount of all Swingline Loans and (y) the aggregate amount of Letter of Credit Outstandings, minus (B) if any Lender has failed to pay to the Administrative Agent the amount required to be paid by it pursuant to the first sentence of Section 2.14(d) (which amount shall be transferred by the Administrative Agent into a Special Reserve Account), the aggregate of all such amounts that all such Lenders were required to pay to the Administrative Agent pursuant to the first sentence of Section 2.14(d) that were not so paid to the Administrative Agent, and

(iii) the aggregate principal amount (or, Face Amount, as applicable) of all outstanding Term Loans of all Lenders (taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars or Euros on the date of the occurrence of the Sharing Event).

(d) references in Sections 2.14(f) and (g) of the Credit Agreement to “RL Lenders” and “RL Percentage” shall be construed to be references instead to “Dollar Facility RL Lenders” and “Dollar Facility RL Percentages”, respectively;

(e) all participations so purchased in Loans under Section 2.14 of the Credit Agreement after the termination and/or reallocation thereof under this Sixth Amendment, shall, upon the effectiveness of this Sixth Amendment, automatically be elevated to direct assignments of the relevant Loans.

Each Lender further authorizes the Administrative Agent to make all future payments under the Credit Agreement after giving effect to the participations and assignments as described above. The Administrative Agent shall make adjustments to the Register in accordance with Section 13.17 of the Credit Agreement.

Section 2.03. Each Lender, by execution hereof, agrees that, the Intercompany Subordination Agreement is hereby amended, so that upon the effectiveness of this Sixth Amendment and retroactively effective from the first date after the initial extension of credit under the DIP Credit Agreement through the date upon which all commitments thereunder have terminated and all Obligations (as therein defined) have been paid in full in cash, the obligations of each Party (as defined in the Intercompany Subordination Agreement) pursuant to the Intercompany Subordination Agreement shall be suspended and the failure of any such Party to comply with any such obligation shall not constitute a Default.

ARTICLE 3

Miscellaneous

Section 3.01. Conditions to Effectiveness. This Sixth Amendment shall become effective on the date (the “Sixth Amendment Effective Date”) on which the Administrative Agent shall have received this Sixth Amendment, executed and delivered by a duly authorized officer of each of Holdings, each Borrower and the Required Lenders.

Section 3.02. Continuing Effect; No Other Waivers or Amendments. This Sixth Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, any Borrower or any other Subsidiary of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

Section 3.03. Counterparts. This Sixth Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 3.04. Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Section 3.05. References to the Credit Agreement. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

Section 3.06. GOVERNING LAW. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT ANY CHOICE OF LAW PRINCIPAL THAT WOULD REQUIRE THE APPLICATION OF A LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK).

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COOPER-STANDARD HOLDINGS, INC. (f/k/a CSA Acquisition Corp.)

By:	/s/ Edward A. Hasler
Name: Edward A. Hasler Title: Vice Chairman

COOPER-STANDARD AUTOMOTIVE INC.

By:	/s/ Edward A. Hasler
Name: Edward A. Hasler Title: Vice Chairman

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:	/s/ Edward A. Hasler
Name: Edward A. Hasler Title: Vice Chairman

COOPER-STANDARD AUTOMOTIVE INTERNATIONAL HOLDINGS B.V. (f/k/a STEFFENS BEHEER BV)

By:	/s/ Robert C. Johnson
Name: Robert C. Johnson Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as a Lender

By:	/s/ Valerie Shapiro
Name: Valerie Shapiro Title: Vice President

By:	/s/ Omayra Laucella
Name: Omayra Laucella Title: Vice President

SIGNATURE PAGE TO THE SIXTH AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF DECEMBER 23, 2004, AMONG COOPER-STANDARD AUTOMOTIVE INC., COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, THE LENDERS FROM TIME TO TIME PART THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS AS ADMINISTRATIVE AGENT

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